UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2024

AURORA TECHNOLOGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41250	98-1624542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center, Suite 1449 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-0458

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value, $0.0001 per share, one Redeemable Warrant to acquire one-half of one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	ATAKU	The Nasdaq Stock Market LLC
Class A Ordinary Shares	ATAK	The Nasdaq Stock Market LLC
Redeemable Warrants, each two warrants exercisable for one Class A ordinary share at $11.50 per share	ATAKW	The Nasdaq Stock Market LLC
Rights, each 10 rights entitling the holder thereof to one Class A ordinary share	ATAKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 10, 2024, Aurora Technology Acquisition Corp. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s listed securities (units, ordinary shares, warrants, and rights, collectively the “Listed Securities”) will be suspended from The Nasdaq Global Market on January 19, 2024, due to the Company’s non-compliance with Listing Rule 5452(a)(1). Accordingly, and pursuant to Listing Rule 5815(a)(1)(B)(ii)(c), trading of the Listed Securities will be suspended from The Nasdaq Global Market on January 19, 2024 (the “Suspension”).

On January 17, 2024, the Company timely submitted a hearing request to appeal Nasdaq’s determination to a Hearing Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series (the “Hearing Request”). The Hearing Request will not stay the Suspension but will stay the delisting.

On February 26, 2023, the Company executed a previously disclosed Business Combination Agreement (the “Business Combination Agreement”) with DIH Holding US, Inc., a Nevada corporation (“DIH”) and Aurora Technology Merger Sub Corp., a Nevada corporation.

The Business Combination Agreement has been approved by the Company’s stockholders. In order to effect the Business Combination Agreement, the Company will need to obtain listing approval for its common stock (under its anticipated new name) with Nasdaq. If the Company is unable to successfully complete its listing on Nasdaq prior to February 7, 2024 (as a result of any failure to meet the listing standards), the Company will terminate the Business Combination Agreement, liquidate and distribute all of the cash held by the Company in trust (other than a specified amount needed to pay liquidation costs) to its stockholders, which would result in a distribution of approximately $11.09 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2024

Aurora Technology Acquisition Corp.

By:	/s/ Zachary Wang
Name:	Zachary Wang
Title:	Chief Executive Officer and Chairman